SCHEDULE "B"

DETAILS OF THE GOLDSTRIKE SPECIAL VOTING SHARE

The Goldstrike Special Voting Share is designed to allow the holders of Exchangeable Shares to vote at general meetings of Goldstrike. It shall have the rights, privileges and restrictions, for the benefit and on behalf of the holders of the Exchangeable Shares, attaching to it as follows:

1. **Number of shares:** There shall be one Goldstrike Special Voting Share.

2. **Dividends or distributions:** Neither the holder nor, if different, the owner of the Goldstrike Special Voting Share shall be entitled to receive dividends or distributions in its capacity as holder or owner thereof.

3. **Voting rights:** The holder of the Goldstrike Special Voting Share shall have the following voting rights:

   3.1 The holder of the Goldstrike Special Voting Share shall be entitled to vote on each matter on which shareholders of Goldstrike generally are entitled to vote, and the holder of the Goldstrike Special Voting Share shall be entitled, in accordance with and subject to paragraph 3.2 below, to cast on each such matter a number of votes equal to the number of Exchangeable Shares of the Corporation then outstanding that are not owned by Goldstrike or its Affiliates.

   3.2 The holder of the Goldstrike Special Voting Share shall have the right to receive notice of and to attend and, subject to paragraph 3.4 below, vote at any general meeting of Goldstrike as follows:

   (a) on a show of hands, the holder of the Goldstrike Special Voting Share, or its proxy, shall have one vote in addition to any votes which may be cast by a holder of Exchangeable Shares (other than Goldstrike and its Affiliates) (a "**Beneficiary**") (or its nominee) on such show of hands as proxy for the holder of the Goldstrike Special Voting Share in accordance with paragraph 3.4 below;

   (b) on a poll, the holder of the Goldstrike Special Voting Share shall have one vote for every Exchangeable Share then outstanding (a) that is owned by a Beneficiary, and (b) as to which the holder of the Goldstrike Special Voting Share has received timely voting instructions from the Beneficiary in accordance with this Agreement. Votes may be given either personally or by proxy

and a Beneficiary entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

3.3 The holder of the Goldstrike Special Voting Share shall be entitled to demand that a poll be taken on any resolution, whether before or after a show of hands, **[and to this extent Article ● of Goldstrike's [Articles of ●] (the "Articles") is amended and varied]**;

3.4 If so instructed by a Beneficiary, the holder of the Goldstrike Special Voting Share shall be entitled to appoint that Beneficiary, or such other person as that Beneficiary nominates, as proxy to attend and to exercise personally in place of the holder of the Goldstrike Special Voting Share that number of votes equal to the number of Exchangeable Shares held by the Beneficiary (the "Beneficiary Votes"). A proxy need not be a member of Goldstrike. A Beneficiary (or its nominee) exercising its Beneficiary Votes shall have the same rights as the holder of the Goldstrike Special Voting Share to speak at the meeting in favour of any matter and to vote on a show of hands or on a poll in respect of any matter proposed, **[and to this extent Article ● of Goldstrike's Articles is amended and varied]**;

3.5 Except as otherwise provided herein or by applicable law, the holder of the Goldstrike Special Voting Share and the Goldstrike Shareholders shall vote together as one class for the appointment of directors of Goldstrike and on all other matters submitted to a vote of Goldstrike Shareholders.

4. Liquidation rights

4.1 In the event of voluntary or involuntary liquidation, dissolution or winding up of Goldstrike, the holder of the Goldstrike Special Voting Share shall be entitled to receive out of the assets of Goldstrike available for distribution to the shareholders of Goldstrike, an amount equal to $● before any distribution is made on the shares of Goldstrike or any other shares ranking junior to the Goldstrike Special Voting Share as to distribution of assets upon voluntary or involuntary liquidation. After payment of the full amount of the liquidation preference of the Goldstrike Special Voting Share, the holder of the Goldstrike Special Voting Share shall not be entitled to any further participation in any distribution of assets of Goldstrike.

4.2 For the purposes of this paragraph 4, neither the sale, conveyance, exchange or transfer (for cash, shares, securities or other consideration) of all or substantially all of the property or assets of Goldstrike nor the

consolidation or merger of Goldstrike with or into one or more other entities shall be deemed to be a voluntary or involuntary liquidation.

5. **No redemption right:** The Goldstrike Special Voting Share shall not be subject to redemption by Goldstrike or at the option of its holder, except that at such time as no Exchangeable Shares (other than Exchangeable Shares owned by Goldstrike or its Affiliates) shall be outstanding, the Goldstrike Special Voting Share shall automatically be redeemed and cancelled, with an amount of $● due and payable upon such redemption.

6. **Ranking:** The Goldstrike Special Voting Share shall rank senior to all Shares.

7. **Restrictions:** During the term of this Agreement, Goldstrike may not, without the consent of the holders of the Exchangeable Shares, issue any special voting share in addition to the Goldstrike Special Voting Share and no other term of the Goldstrike Special Voting Share shall be amended, except on approval of the holder of the Goldstrike Special Voting Share.

8. **Transfer:** No transfer of the Goldstrike Special Voting Share shall occur unless that transfer is to a person who replaces the Trustee pursuant to the terms of this Agreement.